Results of Special Meeting of Shareholders

A special meeting of the shareholders of the Funds (the ?Meeting?), which was initially scheduled for October 23, 2009, was reconvened, following adjournment, on November 13, 2009 (and reconvened on November 20, 3009 with respect to the FBR Technology Fund). The Meeting was held for the purpose of providing shareholders with the opportunity to vote on several proposals as set forth in the proxy materials for the Meeting. Information regarding the details of the results of each of the shareholder votes is set forth below.

Proposal 1: To approve new Investment Advisory Agreements between the Trust, on behalf of each of the Funds, and FBR
Fund Advisers, Inc.

FBR Pegasus Fund?

For
1,524,601
Against
1,524,601
Abstain
2,799
Broker Non-Votes
563,467

FBR Pegasus Mid Cap Fund?

For
566,397
Against
0
Abstain
4,880
Broker Non-Votes
149,586

FBR Pegasus Small Cap Fund?

For
611,123
Against
4,936
Abstain
10,886
Broker Non-Votes
459,611

FBR Pegasus Small Cap Growth
Fund?
For
431,771
Against
3,426
Abstain
0
Broker Non-Votes
124,566

FBR Focus Fund

For
19,417,660
Against
684,133
Abstain
521,987
Broker Non-Votes
7,277,299

FBR Large Cap Financial Fund

For
1,120,833
Against
14,131
Abstain
46,569
Broker Non-Votes
440,854

FBR Small Cap Financial Fund

For
5,389,151
Against
262,982
Abstain
241,353
Broker Non-Votes
1,706,040

FBR Technology Fund

For
426,758
Against
24,231
Abstain
25,579
Broker Non-Votes
207,525

FBR Gas Utility Index Fund

For
5,861,895
Against
514,430
Abstain
273,361
Broker Non-Votes
1,456,098
















Proposal 2: To approve a manager-of-managers arrangement that would allow FBR Fund Advisers, Inc. and each FBR Fund to enter into and materially amend subadvisory agreements relating to such FBR Fund without obtaining shareholder approval.

FBR Pegasus Fund?

For
1,521,955
Against
3,995
Abstain
4,331
Broker Non-Votes
563,467

FBR Pegasus Mid Cap Fund?

For
563,865
Against
2,532
Abstain
4,880
Broker Non-Votes
149,586

FBR Pegasus Small Cap Fund?

For
611,227
Against
4,832
Abstain
10,886
Broker Non-Votes
459,611

FBR Pegasus Small Cap Growth
Fund?

For
423,580
Against
11,617
Abstain
0
Broker Non-Votes
124,566


FBR Focus Fund

For
19,066,330
Against
1,058,578
Abstain
498,872
Broker Non-Votes
7,277,299

FBR Large Cap Financial Fund

For
662,591
Against
473,843
Abstain
45,099
Broker Non-Votes
440,854

FBR Small Cap Financial Fund

For
5,198,384
Against
460,251
Abstain
234,851
Broker Non-Votes
1,706,040

FBR Technology Fund

For
427,224
Against
21,647
Abstain
27,698
Broker Non-Votes
207,525

FBR Gas Utility Index Fund

For
5,594,340
Against
699,979
Abstain
355,368
Broker Non-Votes
1,456,098























Proposal 3(a):  To eliminate FBR Pegasus Small Cap Growth
Fund?sTM fundamental investment restriction regarding concentration in the technology industry.

FBR Pegasus Small Cap Growth
Fund?

For
422,188
Against
13,009
Abstain
0
Broker Non-Votes
124,566








Proposal 3(b): To reclassify the FBR Gas Utility Index Fund as a non-diversified fund.

FBR Gas Utility Index Fund

For
5,587,014
Against
819,182
Abstain
243,491
Broker Non-Votes
1,456,098





Proposal (4):  To elect Trustees of the Trust.


Michael A. Willner

For
48,740,249
Withhold
1,661,104

Reena Aggarwal

For
48,702,784
Withhold
1,698,570

William E. Cole, Jr.

For
48,748,126
Withhold
1,653,228

Charles O. Heller

For
48,713,233
Withhold
1,688,120

David H. Ellison

For
48,736,215
Withhold
1,665,138